Patrick Industries, Inc. Completes Acquisition of Alpha Systems, LLC ELKHART, IN – May 3, 2021 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of Elkhart, Indiana-based Alpha Systems, LLC (“Alpha”), a leading manufacturer and distributor of component products and accessories, primarily serving the recreational vehicle (“RV”) industry, in addition to the manufactured housing, commercial building and marine markets. Alpha’s major product categories include adhesives and sealants, roofing membranes for RVs, roto/blow and injection molded products, butyl tape, shutters and various other parts and accessories. Alpha’s trailing 12-months revenue through March 2021 was approximately $158 million, and the acquisition is expected to be immediately accretive to earnings per share. “We are extremely excited to partner with David Smith and the team at Alpha, whose premium brand offers both new product entry points into the end markets we serve and the opportunity to continue to bolster our competitive edge through the utilization of Alpha’s capacity, advanced technology, and extensive R&D capabilities,” said Andy Nemeth, President and Chief Executive Officer of Patrick. “Alpha’s broad array of products adds scale and complements our current portfolio offering with bolt- on product line extensions. In addition, their local footprint and well-respected sales and marketing team offer opportunities to expand our aftermarket presence as well as our platform, brand, and distribution network. Consistent with previous acquisitions, we will support Alpha with a financial and operational foundation that will allow it to continue to capitalize on its core competencies while preserving the entrepreneurial spirit and brand that have been so important to its success.” David Smith III, CEO of Alpha, said, “The Alpha team and I are very pleased to join the Patrick family and continue the legacy of the business that my family founded over 37 years ago. We look forward to partnering with Patrick whose culture, industry expertise, and customer-centric approach are a natural fit with the core values, competencies and relationships that Alpha has built over the last four decades.” The business will continue to operate on a stand-alone basis under the Alpha name in its existing manufacturing facilities. About Patrick Industries, Inc. Patrick Industries, Inc. is a major manufacturer and distributor of component products and building products serving the recreational vehicle, marine, manufactured housing, residential housing, high-rise, hospitality, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in Canada and China. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile moldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems,

2 thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, adhesives, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, air handling products, RV painting, slotwall panels and components, fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, tile, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, various marine aftermarket products, and other miscellaneous products, in addition to providing transportation and logistics services. Cautionary Statement Regarding Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Julie Ann Kotowski Investor Relations kotowskj@patrickind.com / 574.294.7511